                                                                Exhibit 10.20(b)

                             MODIFICATION AGREEMENT


         BY THIS MODIFICATION AGREEMENT (the "Agreement"), made and entered into as of the 10th day of March, 1999, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, whose address is 100 West Washington, Phoenix, Arizona 85003 (hereinafter called "Lender"), and SCHUFF STEEL COMPANY, a Delaware corporation, whose address is 420 South 19th Avenue, Phoenix, Arizona 85009 (hereinafter called "Borrower"), in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby confirm and agree as follows:

SECTION 1. RECITALS.

     1.1 Borrower and Lender, as Lender, Arranger, Administrative Agent, Issuing Bank and Swing Line Lender, entered into a Credit Agreement dated June 30, 1998 (the "Credit Agreement"), which provided for, among other things, (a) a revolving line of credit (the "RLC") in the amount of $25,000,000.00, evidenced by a Revolving Promissory Note dated June 30, 1998, executed by the Borrower (the "RLC Note"), and (b) a revolving line of credit (the "Swing Line" and with the RLC, the "Loans") in the amount of $5,000,000.00, evidenced by a Revolving Promissory Line dated June 30, 1998, executed by the Company (the "Swing Line Note" and with the RLC Note the "Notes"), all upon the terms and conditions contained therein. All undefined capitalized terms used herein shall have the meaning given them in the Credit Agreement. The Credit Agreement, the Notes and all other agreements, documents and instruments relating to the Loans are referred to as the Loan Documents.

     1.2 As of the date hereof, prior to the effect of the modifications contained herein, the outstanding principal balance of the RLC is $0 and of the Swing Line is $0.

     1.3 Borrower and Lender desire to modify the Loan Documents as set forth herein.

SECTION 2. LOAN AGREEMENT.

     2.1 Section 6.11 of the Credit Agreement is hereby amended to read as follows:

          6.11 Financial Covenants. Permit the following (collectively, the "Financial Covenants"):

               (a) Its Leverage Ratio at the end of any Fiscal Quarter to exceed
          3.75 to 1.0.

               (b) Its Interest Coverage Ratio at the end of any Fiscal Quarter for the prior twelve-month period to be less than 2.25 to 1.0.

               (c) Its Fixed Charge Coverage Ratio at the end of any Fiscal Quarter for the prior twelve-month period to be less than 1.25 to 1.0.

               (d) Its EBITDA at the end of any Fiscal Quarter to be less than $25,000,000.00 for the prior twelve-month period. For this purpose, EBITDA will be calculated on a pro-forma basis to include all entities acquired.

     2.2 Article 5 of the Credit Agreement is hereby amended by the addition of the following Section:

          Section 5.12 Year 2000 Covenant. Borrower shall ensure that the following are Year 2000 Compliant in a timely manner, but in no event later than December 31, 1999: (a) Borrower itself; and (b) any other major commercial properties and entities in which Borrower holds a controlling interest. Borrower shall further make reasonable inquiries of and request reasonable validation that each of the following are similarly Year 2000
     Compliant: (x) all major tenants or other entities from which Borrower receives payments; and (y) all major contractors, suppliers, service providers and vendors of Borrower. As used in this paragraph, "major" shall mean properties or entities the failure of which to be Year 2000 Compliant would have a material adverse economic impact upon Borrower. The term "Year 2000 Compliant" shall mean, in regard to any property or entity, that all software, hardware, equipment, goods or systems utilized by or material to the physical operations, business operations, or financial reporting of such property or entity (collectively, the "systems") will properly perform date sensitive functions before, during and after the year 2000. In furtherance of this covenant, Borrower shall, in addition to any other necessary actions, perform a comprehensive review and assessment of all systems of Borrower, and shall adopt a detailed plan, with itemized budget, for the testing, remediation, and monitoring of such systems. Borrower shall, within thirty business days of Lender's written request, provide to Lender such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Lender may from time to time reasonably require.

     2.3 Schedule 3.1 of the Credit Agreement is hereby amended to read as attached hereto.

     2.4 Exhibit B of the Credit Agreement is hereby amended to read as attached hereto.

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SECTION 3. OTHER MODIFICATIONS, RATIFICATIONS AND AGREEMENTS.

     3.1 All references to the Credit Agreement in the Loan Documents are hereby amended to refer to the Credit Agreement as hereby amended.

     3.2 Borrower acknowledges that the indebtedness evidenced by the Notes is just and owing, that the balance thereof is correctly shown in the records of Lender as of the date hereof, and Borrower agrees to pay the indebtedness evidenced by the Notes according to the terms thereof, as herein modified.

     3.3 Borrower hereby reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower set forth in the Notes and the Credit Agreement, with the same force and effect as if each were separately stated herein and made as of the date hereof.

     3.4 Borrower hereby ratifies, reaffirms, acknowledges, and agrees that the Notes and the Credit Agreement, represent valid, enforceable and collectible obligations of Borrower, and that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of these documents or instruments. In addition, Borrower hereby expressly waives, releases and absolutely and forever discharges Lender and its present and former shareholders, directors, officers, employees and agents, and their separate and respective heirs, personal representatives, successors and assigns, from any and all liabilities, claims, demands, damages, action and causes of action, whether known or unknown and whether contingent or matured, that Borrower may now have, or has had prior to the date hereof, or that may hereafter arise with respect to acts, omissions or events occurring prior to the date hereof and, without limiting the generality of the foregoing, from any and all liabilities, claims, demands, damages, actions and causes of action, known or unknown, contingent or matured, arising out of, or in any way connected with, the Loans. Borrower further acknowledges and represents that no event has occurred and no condition exists that, after notice or lapse of time, or both, would constitute a default under this Agreement, the Notes or the Credit Agreement.

     3.5 All terms, conditions and provisions of the Notes and the Credit Agreement are continued in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. The Notes and the Credit Agreement, as amended hereby, are hereby ratified and reaffirmed by Borrower, and Borrower specifically acknowledges the validity and enforceability thereof.

SECTION 4. GENERAL.

     4.1 This Agreement in no way acts as a release or relinquishment of those rights securing payment of the Loans. Such rights are hereby ratified, confirmed, renewed and extended by Borrower in all respects.

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     4.2 The modifications contained herein shall not be binding upon Lender until Lender shall have received all of the following:

          (a) An original of this Agreement fully executed by the Borrower.

          (b) An original Guaranty, an original Security Agreement and original UCC-1 Financing Statements executed by each Subsidiary of Borrower.

          (c) Such resolutions or authorizations and such other documents as Lender may require relating to the existence and good standing of the Borrower and each Subsidiary and the authority of any person executing this Agreement or other documents on behalf of the Borrower and each Subsidiary.

     4.3 Borrower shall execute and deliver such additional documents and do such other acts as Lender may reasonably require to fully implement the intent of this Agreement.

     4.4 Borrower shall pay all costs and expenses, including, but not limited to, reasonable attorneys' fees incurred by Lender in connection herewith, whether or not all of the conditions described in Paragraph 4.2 above are satisfied. Lender, at its option, but without any obligation to do so, may advance funds to pay any such costs and expenses that are the obligation of the Borrower, and all such funds advanced shall bear interest at the highest rate provided in the RLC Note and shall be due and payable upon demand.

     4.5 Notwithstanding anything to the contrary contained herein or in any other instrument executed by Borrower or Lender, or in any other action or conduct undertaken by Borrower or Lender on or before the date hereof, the agreements, covenants and provisions contained herein shall constitute the only evidence of Lender's consent to modify the terms and provisions of the Credit Agreement. Accordingly, no express or implied consent to any further modifications involving any of the matters set forth in this Agreement or otherwise shall be inferred or implied by Lender's execution of this Agreement. Further, Lender's execution of this Agreement shall not constitute a waiver (either express or implied) of the requirement that any further modification of the Loans or of the Notes or the Credit Agreement, shall require the express written approval of Lender; no such approval (either express or implied) has been given as of the date hereof.

     4.6 Time is hereby declared to be of the essence hereof of the Loans, of the Notes and of the Credit Agreement, and Lender requires, and Borrower agrees to, strict performance of each and every covenant, condition, provision and agreement hereof, of the Notes and the Credit Agreement.

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     4.7 This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns.

     4.8 This Agreement is made for the sole protection and benefit of the parties hereto, and no other person or entity shall have any right of action hereon.

     4.9 This Agreement shall be governed by and construed according to the laws of the State of Arizona.

     IN WITNESS WHEREOF, these presents are executed as of the date indicated above.

                                    SCHUFF STEEL COMPANY, a Delaware corporation



                                    By:   /s/ Kenneth F. Zylstra
                                    Name: Kenneth F. Zylstra
                                    Its:  Vice President and Chief
                                          Financial Officer

                                    COMPANY


                                    WELLS FARGO BANK, NATIONAL
                                    ASSOCIATION, a national banking association



                                    By:   /s/ Tim Dillingham
                                    Name: Tim Dillingham
                                    Its:  Vice President

                                    LENDER

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                                  SCHEDULE 3.1

                                  PRICING GRID

                   Eurodollar Rate
Leverage Ratio         Spread          Base Rate Spread     Facility Fee Rate
--------------     ---------------     ----------------     -----------------
3.50. or higher         3.00%               1.000%               .500%
3.25. or higher         2.75%                .750%               .500%
3.00. or higher         2.50%                .500%               .375%
2.50. or higher         2.25%                .250%               .375%
below 2.50.             2.00%                   0%               .250%

                                   EXHIBIT "B"

                             COMPLIANCE CERTIFICATE
                         FOR FISCAL QUARTER/YEAR ENDING
                             ________________, 19__


Wells Fargo Bank, National Association
100 West Washington
Phoenix, Arizona  85003

Attn: Timothy J. Dillingham                           Date: ____________________
      #4101-251

Dear Ladies and Gentlemen:

     This Compliance Certificate refers to the Credit Agreement dated as of June 30, 1998 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among SCHUFF STEEL COMPANY, a Delaware corporation ("Borrower"), the Lenders named therein, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders and as Arranger, Issuing Bank and Swing Line Lender. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     Pursuant to Section 7.1 of the Credit Agreement, the undersigned certifies that:

     1. Enclosed are the required financial statements for the [fiscal quarter] [fiscal year] ending _________________ ("Reporting Period") for Borrower as required under Section 7.1 of the Credit Agreement.

     2. To the best of the undersigned's knowledge, no "Event of Default" or "Default" has occurred [or if so, specifying the nature and extent thereof and any corrective actions taken or to be taken].

     3. As of the last day of the Reporting Period, the computations below were true and correct:

I.   SECTION 6.11(a) LEVERAGE RATIO

     Numerator:                              Net Funded Debt _________________A

          Divided by